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                                                                   EXHIBIT 10.14

                           SECOND AMENDMENT TO MASTER
                                LEASE AGREEMENT


          THIS SECOND AMENDMENT to MASTER LEASE AGREEMENT (the "Amendment"), dated as of January 31, 2000, by and between Dendreon Corporation (the "Lessee"), a Delaware Corporation, having its principal place of business and chief executive office at 3005 First Avenue, Seattle, Washington 98121, and TRANSAMERICA BUSINESS CREDIT CORPORATION (the "Lessor"), a Delaware Corporation, having its principal office at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois, 60018.

                                  WITNESSETH:

          WHEREAS, the Lessee and the Lender are parties to a Master Lease Agreement, dated as of December 11, 1997 as amended and restated on May 28, 1999 (as amended, the "Lease Agreement"; capitalized terms used herein shall have the meanings assigned to such terms in the Lease Agreement unless otherwise defined herein); and

          WHEREAS, the parties hereto desire to amend the Lease Agreement in the manner set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Lessee and Lender hereby agree as follows:

          1. Amendment to Lease Agreement. Effective as of the date this Amendment is fully executed by the Lender and Lessee hereof, and subject to the satisfaction of the Lessee of conditions as determined by Lender, the Lease Agreement is hereby amended as follows:

               (a) The paragraph entitled "Lease" is hereby deleted in its entirety and the following is inserted in lieu thereof:

                    1. LEASE. Subject to and upon all of the terms and conditions of this Agreement and each Schedule, Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor the Equipment for the Term (as defined in Paragraph 2 below) thereof. The timing and financial scope of Lessor's obligation to enter into Leases hereunder are limited as set forth in the Commitment Letters executed by Lessor and Lessee, dated as of October 2, 1997, April 14, 1999 and December 30, 1999 and attached hereto as Exhibit A, Exhibit B and Exhibit C (collectively the "Commitment Letters").

          2. Representations and Warranties of the Lessee. The Lessee represents and warrants as follows:

               (a). Since May 28, 1999, there has occurred no development, event or change that has had or could reasonably be expected to have a Material Adverse Effect.

               (b). No Default or Event of Default has occurred and is continuing.

                                      1.

               (c). The representations and warranties of such Lessee contained in Section 26 of the Lease Agreement are true and correct in all material respects on the date hereof as though made on and as of the date hereof, except to the extent that such representation and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date).

               (d). This Amendment constitutes the legal, valid and binding obligation of such Lessee, enforceable against the Lessee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general principles of equity.

          3. Expenses. The Lessee shall pay for all of the reasonable costs and expenses incurred by the Lender in connection with the transactions contemplated by the Amendment, including, without limitation, the reasonable fees and expenses of counsel to the Lender.

          4.   Miscellaneous.

               (a). Except as expressly amended herein, all of the terms and provisions of the Lease Agreement and the other Lease Documents are ratified and confirmed in all respects and shall remain in full force and effect.

               (b). Upon the effectiveness of the Amendment, all references in the Lease Documents to the Lease Agreement shall mean the Lease Agreement as amended by this Amendment and all references to the Lease Agreement to the "this Agreement", "hereof", "herein", or similar terms, shall mean and refer to the Lease Agreement as amended by this Amendment.

               (c). The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to or waiver of any right, power or remedy of the Lender under any of the Lease Documents, or constitute an amendment or waiver of any provision of any of the Lease Documents.

               (d). This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. This Amendment may be executed and delivered by telecopier with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

               (e)  This Amendment shall constitute a Lease Document.

          5. Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                                      2.
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                                                   Exhibit A to Second Amendment

See Exhibit A to Amended and Restated Master Lease Agreement

                                      3.

                                                   Exhibit B to Second Amendment

See Exhibit B to Amended and Restated Master Lease Agreement

                                                                       Exhibit C

                   [TRANSAMERICA BUSINESS CREDIT LETTERHEAD]


December 30, 1999

Martin Simonetti
Chief Financial Officer
Dendreon Corporation
3005 First Avenue
Seattle, WA  98121

Dear Martin:

Transamerica Business Credit Corporation - Technology Finance Division ("Lessor") is pleased to offer this commitment (this "Commitment") to lease the equipment described below to Dendreon Corporation ("Lessee"). Except with respect to the transactions described in commitment letters dated as of October 2, 1997, April 14, 1999 and July 9, 1999 (collectively referred to as the "Prior Commitments"), this Commitment supercedes all prior correspondence, proposals, and oral or other communications relating to leasing arrangements between Lessor and Lessee.

The outline of this offer is as follows:

Lessor: Transamerica Business Credit Corporation -Technology Finance Division and/or its affiliates, successors or assigns.

Lessee:                    Dendreon Corporation

Equipment Cost:            Not to exceed $1,500,000 in the aggregate (in
                           addition to the Prior Commitments). The availability under the Prior Commitments must be completely drawn-down prior to any funding under this Commitment.

Equipment:                 Various laboratory, office equipment and computer
                           equipment and related soft costs (the "Equipment").
                           All Equipment subject to Lessor approval prior to funding.

Location of Equipment:     Seattle, WA

Availability and           $1,000,000 will be available immediately upon the
Draw Down Expiration:      closing of this transaction with the remaining
                           $500,000 available upon the closing of an additional equity financing of not less than $8,000,000 or a corporate agreement which provides no less than $8,000,000 in "up-front" cash proceeds. No Leases will be funded after September 30, 2000.

Lease Term:                Each Lease Term will commence upon delivery of the
                           equipment or upon each delivery of items of equipment having an aggregate cost of not less than $50,000, and will continue through 48 months from the first day of the month next following or coincident with commencement of that Lease Term.

Payment Terms:             Month Rent equal to 2.52% of Equipment Cost will be
                           payable monthly in advance. The first month's rent will be payable upon signing the lease.

Adjustment to              The Lessor will increase or decrease the Monthly
Payment Terms              Lease Payment as of the date of each Lease Term
                           Commencement proportionally to the change in the weekly average of the interest rates of the four-year
                           U.S. Treasury Securities from the week ending
                           November 12, 1999 (5.87%) to the week preceding the date of each Lease Term Commencement, as published in the Wall Street Journal. As of the date of each Lease
                           Term Commencement, the Monthly Lease Payments will be fixed for the term. A schedule of the actual Monthly
                           Lease Payments will be provided by the Lessor following each Lease Term Commencement.

Purchase Options:          The Lessee will have the option to purchase all (but
                           not less than all) the Equipment at the expiration of the term of the lease for ten percent (10%) of Equipment Cost, plus applicable sales and other taxes.

Automatic Renewal:         In the event the Lessee does not exercise the
                           Purchase Option described above, the lease will automatically renew for a term of one year with Monthly Rentals equal to 1.00% of Equipment Cost payable monthly in advance. At the expiration of the renewal period, the Lessee will have the option to purchase all (but not less than all) the Equipment for $1.00.

Interim Rent:              Interim Rent will accrue from the date each Lease
                           Term commences until the next following first day of a month (unless the Lease Term commences on the first day of a month). Interim Rent will be calculated at the daily equivalent of the currently adjusted
                           Monthly Rent.

Net Lease:                 The Leases will be net leases under which the Lessee
                           will be responsible for maintenance, insurance, taxes and all other costs and expenses.

Taxes:                     Sales or use taxes will be added to the Equipment
                           Cost or

                                      2.

                           collected on the gross rentals, as
                           appropriate.

Insurance:                 Prior to any delivery of equipment, the Lessee will
                           furnish confirmation of insurance acceptable to the Lessor covering the Equipment including primary, all risk, physical damage, property damage and bodily injury with appropriate loss payee and additional insured endorsements in favor of the Lessor.

Conditions Precedent       1.  No material adverse change in the financial
to Each Lease Term             condition, operation or prospects of the Lessee
Commencement:                  prior to funding. The Lessor reserves the right
                               to rescind any unused portion of its commitment in the event of a material adverse change in the financial condition, operation or prospects of the Lessee.

                           2. Completion of the documentation and final terms of the proposed financing satisfactory to Lessor and Lessor's counsel.

                           3. Results of all due diligence, including lien, judgment and tax searches and other matters Lessor may reasonably request shall be satisfactory to Lessor and Lessor's counsel.

                           4. Receipt by Lessor of duly executed Lease documentation in form and substance satisfactory to Lessor and its counsel.

                           5. Lessor shall receive title and a valid and perfected first priority lien and security interest in all Collateral acquired through the use of this Commitment and Lessor shall have received satisfactory evidence that there are no liens on any Collateral except as expressly permitted herein.

                           6.  Satisfactory updated reference from Vulcan
                               Ventures.

Additional Covenants:      There will be no actual or threatened conflict with,
                           or violation of, any regulatory statute standard or rule relating to the Lessee, its present or future operations, or the Collateral.

                           Lessee will be required to provide quarterly financial information. All information supplied by the Lessee will be correct and will not omit any statement necessary to make the information supplied not be misleading. There will be no material breach of the representations and warranties of the Lessee in the Loan.

Expenses:                  All costs and expenses incurred by the Lessor in
                           connection with the underwriting and closing of the Leases will be paid by the Lessee whether or not any Leases are consummated and funds are advanced by the Lessor.

Law: This letter and the proposed Lease are intended to be governed by and construed in accordance with Illinois law without regard to its conflict of law provisions.

                                      3.

Indemnity:                 Lessee agrees to indemnify and to hold harmless
                           Lessor, and its officers, directors and employees against all claims, damages, liabilities and expenses which may be incurred by or asserted against any such person in connection with or arising out of this letter and the transactions contemplated hereby, other than claims, damages, liability, and expense resulting from such person's gross negligence or willful misconduct.

Confidentiality:           This letter is delivered to you with the
                           understanding that neither it nor its substance shall be disclosed publicly or privately to any third person except those who are in confidential relationship to you (such as your legal counsel and accountants), or where the same is required by law and then only on the basis that it not be further disclosed, which conditions Lessee and its agents agree to be bound by upon acceptance of this letter.

                           Without limiting the generality of the foregoing, none of such persons shall use or refer to Lessor or to any affiliate name in any disclosures made in connection with any of the transactions without Lessor's prior written consent.

                           Upon completion of the initial takedown by Lessor and Lessee, the Lessee will no longer be required to obtain Lessor's prior written consent to disclose the transaction contemplated hereby. In addition, the Lessee agrees to provide camera ready artwork of typestyles and logos of the Lessee for use in promotional material by the Lessor and Lessee, upon request by of Lessor, agrees to issue a press release relating to the proposed financing.

Conditions of              This Commitment Letter is intended to be a summary of
Acceptance:                the most important elements of the agreement to enter
                           into a leasing transaction with Lessee, and it is subject to all requirements and conditions contained in Lease documentation proposed by Lessor or its counsel in the course of closing the Lease described herein. Not every provision that imposes duties, obligations, burdens, or limitations on Lessee is contained herein, but shall be contained in the final
                           Lease documentation satisfactory to Lessor and its counsel.

                           EACH OF THE PARTIES HERETO IRREVOCABLY AND
                           UNCONDITIONALLY WAIVES ALL RIGHT TO TRAIL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS LETTER OR THE TRANSACITON DESCRIBED IN

                                      4.

                           THIS LETTER.

Application Fee:           The $15,000 Application Fee previously paid by the
                           Borrower will be first applied to the reasonable costs and expenses of the Lender in connection with the transaction, and any remainder shall be applied pro rata (based on the amount of each funding to the total amount of this Commitment) to the second month's payment due under the Loan.

Commitment Expiration:     This Commitment shall expire on January 7, 2000
                           unless prior thereto either extended in writing by the Lender or accepted as provided below by the Borrower.


Should you have any questions, please call me. If you wish to accept this Commitment, please so indicate by signing and returning the enclosed duplicate copy of this letter to me by January 7, 2000.

                                    Yours truly,

                                    TRANSAMERICA BUSINESS CREDIT CORP -
                                    TECHNOLOGY FINANCE DIVISION

                                    By  /s/ Gerald A. Michaud
                                      --------------------------------
                                      Gerald A. Michaud
                                      Senior Vice President - Marketing

Accepted this  4/th/ day of January, 2000.

DENDREON CORPORATION

By  /s/ Martin A. Simonetti
  -------------------------------
  Chief Financial Officer

                                      5.